UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 13, 2007

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Indiana	0-20625	35-1898425
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 East 96th Street, Suite 100, Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

                On November 13, 2007, Duke Realty Limited Partnership, an Indiana limited partnership (the “Borrower”), Duke Realty Corporation, an Indiana corporation (the “General Partner”), JP Morgan Chase Bank, N.A., and the several banks, financial institutions and other entities from time to time parties thereto as lenders entered into a First Amendment to the Fifth Amended and Restated Revolving Credit Agreement (the “Amendment”) pursuant to which the lenders agreed to increase the aggregate commitment under the revolving credit facility (the “Credit Facility”) from $1,000,000,000 to $1,300,000,000.  The Credit Facility was also amended to make modifications to certain financial ratio covenants described therein.  The Credit Facility shall continue to bear interest at a rate equal to LIBOR plus a margin of 0.525%.  The Credit Facility matures on January 25, 2010; however, the Borrower may request a single one-year extension if certain conditions are met.  All obligations of the Borrower under the Credit Facility are guaranteed by the General Partner, Duke Realty Ohio, and Duke Construction, Inc.  The Borrower intends to use the proceeds of the Credit Facility for general business purposes.  The description herein of the Credit Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Amendment filed as Exhibit 10.1 hereto.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

                The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits.

                                                10.1                                       First Amendment to the Fifth Amended and Restated Revolving Credit Agreement, dated November 13, 2007, by and between Duke Realty Limited Partnership, Duke Realty Corporation, JP Morgan Chase Bank, N.A., and the several banks, financial institutions and other entities from time to time parties thereto as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

By:	Duke Realty Corporation, its sole general partner

By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel and
Secretary

Dated:        November 15, 2007